As filed with the Securities and Exchange Commission on December 5, 2000
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            AML COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in its Charter)

             Delaware                                    77-0130894
   (State or Other Jurisdiction                       (I.R.S. Employer
of Incorporation or Organization)                   Identification Number)

                               1000 AVENIDA ACASO
                           CAMARILLO, CALIFORNIA 93012
               (Address of Principal Executive Offices) (Zip Code)

              SECOND AMENDED AND RESTATED 1995 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                                 KIRK A. WALDRON
                            AML COMMUNICATIONS, INC.
                               1000 AVENIDA ACASO
                           CAMARILLO, CALIFORNIA 93012
                     (Name and Address of Agent for Service)

                                 (805) 388-1345
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:

                             PETER F. ZIEGLER, ESQ.
                           Gibson, Dunn & Crutcher LLP
                             333 South Grand Avenue
                          Los Angeles, California 90071
                                 (213) 229-7000

=============================================================================================================================
                                               CALCULATION OF REGISTRATION FEE
=============================================================================================================================
                                                     PROPOSED MAXIMUM         PROPOSED MAXIMUM
     TITLE OF SECURITIES          AMOUNT TO BE       OFFERING PRICE PER       AGGREGATE OFFERING       AMOUNT OF REGISTRATION
       TO BE REGISTERED           REGISTERED(1)           SHARE(2)                PRICE(2)                     FEE(3)
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01
per share.                           500,000            $1.8125                   $906,250                  $239.25
=============================================================================================================================

(1) These shares of Common Stock are reserved for issuance pursuant to the Stock Incentive Plan of AML Communications, Inc. Pursuant to Rule 416(a), there is also being registered such number of additional shares which may become available for purchase pursuant to the foregoing Plan in the event of certain changes in outstanding shares, including reorganizations, recapitalizations, stock splits, stock dividends and reverse stock splits. This Registration Statement does not include 1,096,586 shares available under the Plan for which a registration statement on Form S-8 (Reg. No. 333-1520) was previously filed on February 21, 1996 or 403,414 shares available under the Plan for which a registration statement on Form S-8 (Reg. No. 333-68097) was previously filed on November 30, 1998 and for which a registration fee was previously paid.
(2)  Estimated solely for the purpose of determining the registration fee.
(3) Calculated pursuant to Rule 457(c) based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on November 30, 2000 which was $1.8125.

================================================================================

                                  INTRODUCTION

     This Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which two registration statements on Form S-8 were filed with respect to the Stock Incentive Plan of AML Communications, Inc. Pursuant to the general instruction E of Form S-8, the Registration Statements on Form S-8 (Registration Nos. 333-1520 and 333-68097) filed on February 21, 1996 and November 30, 1998, respectively, are hereby incorporated by reference.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         Not filed as part of this Registration Statement pursuant to Note to
Part 1 of Form S-8.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

          Not filed as part of this Registration Statement pursuant to Note to
Part 1 of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which previously have been filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

         (i) The Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2000;

         (ii) The Company's Quarterly Reports on Form 10-QSB for the fiscal quarters ended June 30, 2000 and September 30, 2000;

         (iii) The description of the Common Stock set forth under the heading "Description of Capital Stock" in the Registrant's Registration Statement on Form SB-2, as amended (Registration No. 33-99102-LA), together with any amendment or report filed with the Commission for the purpose of updating such description;

         (iv) The Registrant's Registration Statement on Form S-8 (Registration No. 333-1520) filed on February 21, 1996; and

         (v) The Registrant's Registration Statement on Form S-8 (Registration No. 333-68097) filed on November 30, 1998.

         All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified


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

or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law (the "DGCL") makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of AML Communications, Inc. ("AML") under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. AML's Charter and Bylaws and the indemnification agreements between AML and its officers and directors provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, AML will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is a director or officer of AML or is or was serving at the request of AML as a director or officer of another corporation or enterprise. AML may, in its discretion, similarly indemnify its employees and agents. The Charter relieves its directors from monetary damages to AML or its stockholders for breach of such director's fiduciary duty as directors to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith,
(iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violation of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemption and dividends, or (v) for any transactions from which the director derived an improper personal benefit. Depending upon the character of the proceeding, under Delaware law, AML may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful. To the extent that a director or officer of AML has been successful in the defense of any action, suit or proceeding referred to above, AML will be obligated to indemnify him or her against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

         The following exhibits are filed herewith:

EXHIBIT NO.              DESCRIPTION

3.1* Certificate of Incorporation (incorporated by reference to the Exhibit from the Registrant's Registration Statement on Form SB-2, Registration No. 33-99102)

3.2* Bylaws (incorporated by reference to the Exhibit from the Registrant's Registration Statement on Form SB-2, Registration No. 33-99102)

4.1 Second Amended and Restated 1995 Stock Incentive Plan of AML Communications, Inc., as amended and restated on July 26, 2000.

5.1                      Legal Opinion of Gibson, Dunn & Crutcher LLP.

23.1                     Consent of Gibson, Dunn & Crutcher LLP (contained in
                         Exhibit 5.1).

23.2                     Consent of Arthur Andersen LLP, Independent Public
                         Accountants.

24.1                     Power of Attorney (contained on signature page hereto).

99.1* Form of Employee Nonqualified Stock Option Agreement pursuant to Stock Incentive Plan (incorporated by reference to Registrant's Registration Statement on Form S-8, Registration No. 333-1520, filed on February 21, 1996)

99.2* Form of Incentive Stock Option Agreement pursuant to Stock Incentive Plan (incorporated by reference to Registrant's Registration Statement on Form S-8, Registration No. 333-1520, filed on February 21, 1996)

99.3* Form of Nonemployee Director Stock Option Agreement pursuant to Stock Incentive Plan (incorporated by reference to exhibit 10.18 to Registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1998).

* Incorporated by reference.

ITEM 9.  UNDERTAKINGS.

         (1)  The undersigned Registrant hereby undertakes:

              (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by section
                   10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events
                   arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                        (iii) To include any material information with respect
                   to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

              (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

              (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, there-unto duly authorized, in the City of Camarillo, State of California, on this 5th day of December, 2000.

                                     AML COMMUNICATIONS, INC.

                                     By:  /s/ Kirk A. Waldron
                                          --------------------------
                                          Kirk A. Waldron
                                          President and Chief Executive Officer

      Each person whose signature appears below constitutes and appoints Jacob Inbar and Kirk A. Waldron, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the
Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                             TITLE                          DATE

/s/ Jacob Inbar
---------------------   Chairman of the Board and Director     December 5, 2000
Jacob Inbar

/s/ Kirk A. Waldron
--------------------    President, Chief Executive Officer     December 5, 2000
Kirk A. Waldron         and Director (Principal Executive
                        Officer)

/s/ Scott T. Behan
--------------------    Secretary, Executive Vice              December 5, 2000
Scott T. Behan          President - Engineering

/s/ Kevin Pietramala
---------------------   Vice President - Sales and Marketing   December 5, 2000
Kevin Pietramala

/s/ Karl R. Brier
---------------------   Chief Financial Officer and            December 5, 2000
Karl R. Brier           Treasurer (Principal Financial
                        Officer)

/s/ David A. Swoish
---------------------   Controller                             December 5, 2000
David A. Swoish

/s/ David A. Derby
---------------------   Director                               December 5, 2000
David A. Derby

/s/ Richard W. Flatow
---------------------   Director                               December 5, 2000
Richard W. Flatow

SIGNATURE                             TITLE                          DATE

/s/ Gerald M. Starek
---------------------   Director                               December 5, 2000
Gerald M. Starek

/s/ Fred M. Sturm
---------------------   Director                               December 5, 2000
Fred M. Sturm

                                INDEX TO EXHIBITS

    EXHIBIT NO.     DESCRIPTION

       3.1* Certificate of Incorporation (incorporated by reference to the Exhibit from the Registrant's Registration Statement on Form SB-2, Registration No. 33-99102)

       3.2* Bylaws (incorporated by reference to the Exhibit from the Registrant's Registration Statement on Form SB-2, Registration No. 33-99102)

       4.1 Second Amended and Restated 1995 Stock Incentive Plan of AML Communications, Inc., as amended and restated on July 26, 2000.

       5.1          Legal Opinion of Gibson, Dunn & Crutcher LLP

       23.1         Consent of Gibson, Dunn & Crutcher LLP (contained in
                    Exhibit 5.1).

       23.2         Consent of Arthur Andersen LLP, Independent Public
                    Accountants.

       24.1         Power of Attorney (contained on signature page hereto).

       99.1* Form of Employee Nonqualified Stock Option Agreement pursuant to Stock Incentive Plan (incorporated by reference to Registrant's Registration Statement on Form S-8, Registration No. 333-1520, filed on February 21, 1996)

       99.2* Form of Incentive Stock Option Agreement pursuant to Stock Incentive Plan (incorporated by reference to Registrant's Registration Statement on Form S-8, Registration No. 333-1520, filed on February 21, 1996)

       99.3* Form of Nonemployee Director Stock Option Agreement pursuant to Stock Incentive Plan (incorporated by reference to exhibit 10.18 to Registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1998).

* Incorporated by reference.


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